Exhibit 99.1

ARRIS Announces Preliminary and Unaudited Fourth Quarter and Full Year 2018 Results

SUWANEE, Ga., February 21, 2019 – ARRIS (NASDAQ: ARRS) today announced preliminary and unaudited financial results for the fourth quarter and full year 2018.

“We had a strong finish to 2018 generating $0.76 of non-GAAP earnings per share and $229 million of cash from operating activities in the fourth quarter,” said Bruce McClelland ARRIS CEO.   “Led by strength in our Network and Cloud business, sales of our E6000 CCAP product were particularly strong with several customers increasing year end capital spend. CPE sales were higher than any other quarter over the last year, exceeding $1 billion. Enterprise sales were disappointing with sales of Ruckus products below expectations in North America, due to higher channel inventory. Looking forward, we anticipate 2019 to be a stronger year than 2018, with the first quarter expected to be the lowest quarter of the year. We are on track to transition the majority of Broadband CPE production out of China by early second quarter to address US import tariffs, resulting in reduced sales in the first quarter. Additionally, we expect lower sales of Network and Cloud in Q1 due to strong end of year shipments, and flat Enterprise sales as channel inventory normalizes.”

Revenues were $1.787 billion in the quarter and $6.743 billon for full year 2018.

GAAP net income in the quarter was $0.25 per diluted share and $0.62 per diluted share year to date through December 31, 2018.

Adjusted net income (a non-GAAP measure) in the quarter was $0.76 per diluted share and $2.89 per diluted share for full year 2018.

A reconciliation of adjusted net income per diluted share to GAAP net income per diluted share is attached to this release and can be found on the Company’s website (www.ARRIS.com).

Cash & Cash Equivalents - The Company generated $229 million of cash from operating activities during the fourth quarter 2018 and ended the year with $735 million of cash resources.

Further details are attached to this release and full results will be filed in our 10K.

Forward-Looking Statements

Statements made in this press release, including those related to preliminary revenues and net income for the fourth quarter and full year 2018, are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things:

•	projected results for the fourth quarter 2018 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;
•	satisfaction of conditions for the completion of the proposed acquisition of ARRIS by CommScope Holding Company, Inc. (the “Acquisition”), including receipt of remaining required regulatory approvals, may be delayed or may not be satisfied at all;
•	delays in moving certain manufacturing from China or difficulties in commencing production in new locations as planned could materially impact revenues;
•	volatility in component pricing and supply could impact revenues and gross margins more than currently anticipated;
•	any increase in tariffs enacted on imports from China or an expansion of the products covered, could have a material adverse impact on our financial results;
•	volatility in currency fluctuation may adversely impact our international customers’ ability or willingness to purchase products and the pricing of products;

•	impacts of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union, could have an adverse impact on results of operations;
•	regulatory changes, including those related to recently completed changes to the U.S. income tax code, could have an adverse impact on operations and results of operations;
•	the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; and
•	the Company’s customers operate in a capital-intensive consumer-based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2018. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

About ARRIS

ARRIS (NASDAQ: ARRS) is powering a smart, connected world. The company’s leading hardware, software and services transform the way that people and businesses stay informed, entertained and connected. For more information, visit www.ARRIS.com.

For the latest ARRIS news:

•	Check out our blog: ARRIS EVERYWHERE
•	Follow us on Twitter: @ARRIS

Contact:

Bob Puccini

Investor Relations

+1.720.895.7787

ARRIS, the ARRIS logo and E6000 are trademarks of ARRIS International plc and/or its affiliates. All other marks are the property of their respective owners. © 2018 ARRIS Enterprises LLC. All rights reserved.

ARRIS INTERNATIONAL PLC
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$729,933	$480,757	$501,411	$506,240	$487,573
Short-term investments, at fair value	5,538	39,640	46,698	36,804	23,874
Total cash, cash equivalents and short term investments	735,471	520,397	548,109	543,044	511,447

Accounts receivable, net	1,225,975	1,117,641	1,183,360	1,034,608	1,218,089
Other receivables	222,368	235,122	192,067	169,681	157,845
Inventories, net	740,205	717,272	803,217	849,069	825,211
Prepaid income taxes	17,391	17,717	10,406	26,409	28,351
Prepaids	26,978	34,125	40,290	36,308	26,644
Other current assets	144,251	201,111	196,014	172,993	145,953
Total current assets	3,112,639	2,843,385	2,973,463	2,832,112	2,913,540

Property, plant and equipment, net	287,671	289,820	299,991	309,457	372,467
Goodwill	2,240,642	2,261,002	2,259,177	2,336,820	2,278,512
Intangible assets, net	1,403,659	1,488,580	1,580,393	1,583,299	1,771,362
Investments	45,295	71,747	69,902	69,858	71,082
Deferred income taxes	175,405	155,193	146,443	131,417	115,436
Other assets	62,558	76,878	72,155	103,525	101,858
	$7,327,869	$7,186,605	$7,401,524	$7,366,488	$7,624,257

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,288,827	$1,100,901	$1,125,619	$1,010,812	$1,206,656
Accrued compensation, benefits and related taxes	141,565	146,964	140,387	113,029	155,966
Accrued warranty	36,988	40,772	38,651	42,434	44,507
Deferred revenue	111,254	115,989	123,590	143,740	115,224
Current portion of LT debt & financing lease obligations	83,862	83,785	83,709	83,633	83,559
Income taxes payable	2,964	4,182	2,094	4,937	6,244
Other accrued liabilities	302,307	356,002	361,315	316,206	321,113
Total current liabilities	1,967,767	1,848,595	1,875,365	1,714,791	1,933,269
Long-term debt & financing lease obligations, net of current portion	2,032,382	2,053,373	2,074,352	2,095,320	2,116,244
Accrued pension	25,303	32,371	31,889	43,443	42,637
Noncurrent deferred revenue	58,744	58,553	58,233	56,041	54,090
Noncurrent income taxes	119,047	112,259	120,988	159,148	144,665
Deferred income taxes	46,784	60,410	62,886	68,825	68,888
Other noncurrent liabilities	71,994	67,534	68,507	71,546	80,430
Total liabilities	4,322,021	4,233,095	4,292,220	4,209,114	4,440,223

Stockholders' equity:
Ordinary shares	2,623	2,621	2,722	2,769	2,768
Capital in excess of par value	3,468,728	3,439,476	3,424,905	3,392,415	3,387,128
Accumulated other comprehensive (loss) income	(13,345)	(8,655)	(4,648)	12,545	4,552
Accumulated deficit	(466,165)	(494,706)	(329,731)	(266,264)	(225,881)
Total ARRIS International plc stockholders' equity	2,991,841	2,938,736	3,093,248	3,141,465	3,168,567
Stockholders' equity attributable to noncontrolling interest	14,007	14,774	16,056	15,909	15,467
Total stockholders' equity	3,005,848	2,953,510	3,109,304	3,157,374	3,184,034
	$7,327,869	$7,186,605	$7,401,524	$7,366,488	$7,624,257

ARRIS INTERNATIONAL PLC
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months		For the Twelve Months
	Ended December 30,		Ended December 31,
	2018	2017	2018	2017
Net sales	$1,787,143	$1,738,594	$6,742,640	$6,614,392
Cost of sales	1,307,910	1,244,124	4,823,781	4,948,153
Gross margin	479,233	494,470	1,918,859	1,666,239

Operating expenses:
Selling, general, and administrative expenses	169,789	142,403	667,053	475,369
Research and development expenses	150,932	141,442	644,038	539,094
Amortization of intangible assets	90,062	100,588	383,561	375,407
Impairment of goodwill and intangible assets	-	55,000	3,400	55,000
Gain on disposal of fixed assets	(13,346)	-	(13,346)	-
Integration, acquisition, restructuring and other costs	13,722	67,734	55,268	98,357
	411,160	507,168	1,739,974	1,543,227
Operating income	68,073	(12,699)	178,885	123,012
Other expense (income):
Interest expense	24,945	23,850	95,086	87,088
Loss on investments	2,025	2,088	308	11,066
(Gain) loss on foreign currency	(2,201)	4,188	3,834	9,757
Interest income	(3,253)	(1,978)	(8,341)	(7,975)
Other expense (income), net	5,082	(402)	5,056	1,873
Income income (loss) before income taxes	41,474	(40,443)	82,942	21,203
Income tax benefit	(2,238)	(32,309)	(24,344)	(44,921)
Consolidated net income (loss)	43,712	(8,136)	107,286	66,124
Net loss attributable to noncontrolling interests	(795)	(20,604)	(6,454)	(25,903)
Net income attributable to ARRIS International plc	$44,507	$12,469	$113,740	$92,027

Net income per ordinary share (1):
Basic	$0.26	$0.07	$0.63	$0.49
Diluted	$0.25	$0.07	$0.62	$0.49

Weighted average ordinary shares:
Basic	173,726	186,548	180,147	187,133
Diluted	176,248	188,829	182,041	189,616

(1)	Calculated based on net income attributable to shareowners of ARRIS International plc

ARRIS INTERNATIONAL PLC
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
Operating Activities:
Consolidated net income (loss)	$43,712	$(8,134)	$107,286	$66,124
Depreciation	18,147	22,855	83,686	88,195
Amortization of acquired intangible assets	91,938	102,455	391,074	382,416
Amortization of deferred finance fees and debt discount	1,191	2,339	4,811	7,960
Impairment of goodwill and intangible assets	-	55,000	3,400	55,000
Deferred income taxes	(14,228)	(43,041)	(72,669)	(74,465)
Foreign currency remeasurement of deferred taxes	(1,007)	851	(477)	9,360
Stock compensation expense	22,146	18,706	85,233	81,557
Provision for non-cash warrants	-	(8,145)	-	-
Recovery for doubtful accounts	(25)	(7)	(462)	(566)
(Gain) loss on sale and disposal of plant, property and equipment and other	(12,535)	1,187	(10,774)	7,063
Loss on investments and others	2,025	2,088	517	11,066
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(107,774)	(129,282)	(22,138)	175,930
Other receivables	12,754	(12,187)	(64,523)	(84,652)
Inventories	(22,755)	(1,849)	81,815	(224,582)
Accounts payable and accrued liabilities	174,745	(82,449)	24,948	49,988
Prepaids and other, net	20,428	1,770	37,275	(16,583)
Net cash provided by (used in) operating activities	228,762	(77,843)	649,002	533,811

Investing Activities:
Purchases of investments	-	(243)	(64,454)	(68,493)
Sales of investments	33,835	10,000	79,473	165,301
Proceeds from dividend declared on equity investment	9,800	-	9,966	826
Purchases of property, plant & equipment, net	(17,995)	(15,683)	(63,616)	(78,072)
Proceeds from sale of property, plant & equipment, net of deposits	24,420	-	74,425	-
Purchases of intangible assets	-	-	(423)	(6,422)
Acquisitions, net of cash acquired	(1,152)	(760,802)	(1,152)	(760,802)
Other, net	9,352	-	9,352	-
Net cash provided by (used in) investing activities	58,260	(766,728)	43,571	(747,662)

Financing Activities:
Proceeds from issuance of debt	-	145,533	-	175,847
Payment of financing lease obligation	(230)	(187)	(870)	(777)
Payment of debt obligations	(21,875)	(145,033)	(87,500)	(244,009)
Payment for deferred financing costs and debt discount	-	(4,499)	-	(5,961)
Repurchase of shares	(21,457)	(50,000)	(353,079)	(196,965)
Repurchase of shares to satisfy employee minimum tax withholdings	(3,864)	(214)	(23,781)	(26,573)
Proceeds from issuance of shares, net	10,980	8,846	20,186	17,469
Contribution from noncontrolling interest	-	-	2,257	3,500
Net cash used in financing activities	(36,446)	(45,554)	(442,787)	(277,469)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,503)	(2,197)	(7,520)	(1,256)
Net (decrease) increase in cash, cash equivalents and restricted cash	247,073	(892,322)	242,266	(492,576)
Cash, cash equivalents and restricted cash at beginning of period	484,309	1,381,438	489,116	981,692
Cash, cash equivalents and restricted cash at end of period	$731,382	$489,116	$731,382	$489,116

Reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets

Cash and cash equivalent	729,933	487,573
Restricted cash included in other current assets	776	23
Restricted cash included in other assets	673	1,520
Total	731,382	489,116

ARRIS INTERNATIONAL PLC
PRELIMINARY ADJUSTED SALES & NET INCOME RECONCILIATION
(in thousands, except per share data) (unaudited)

	Q4 2017		Q3 2018		Q4 2018		DEC YTD 2017		DEC YTD 2018
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Sales	$1,738,593		$1,651,248		$1,787,143		$6,614,392		$6,742,640
Highlighted items:
Reduction in revenue related to warrants	(8,145)		-		-		-		–
Acquisition accounting impacts of deferred revenue	1,120		2,400		1,700		1,120		13,101
Adjusted sales	$1,730,448		$1,653,648		$1,788,843		$6,614,392		$6,755,741

Net income attributable to ARRIS International plc	$12,469	$0.07	$47,079	$0.26	$44,507	$0.25	$92,027	$0.49	$113,740	$0.62
Highlighted Items:
Impacting gross margin:
Stock compensation expense	3,303	0.02	3,660	0.02	3,577	0.02	13,947	0.07	14,299	0.08
Reduction in revenue related to warrants	(8,145)	(0.04)	–	–	–	–	–	–	–	–
Acquisition accounting impacts of deferred revenue	1,120	0.01	2,400	0.01	1,700	0.01	1,120	0.01	13,101	0.07
Acquisition accounting impacts of fair valuing inventory	7,560	0.04	–	–	–	–	8,468	0.04	16,971	0.09
Impacting operating expenses:
Integration, acquisition, restructuring and other costs	67,736	0.36	5,046	0.03	13,722	0.08	98,357	0.52	55,267	0.30
Amortization of intangible assets	100,588	0.53	88,305	0.49	90,062	0.51	375,407	1.98	383,560	2.11
Impairment of goodwill and intangible assets	55,000	0.29	–	–	–	–	55,000	0.29	3,400	0.02
Stock compensation expense	15,403	0.08	16,668	0.09	18,569	0.11	66,711	0.35	70,934	0.39
Gain on sale of fixed assets	–	–	–	–	(13,346)	(0.08)	–	–	(13,346)	(0.07)
Noncontrolling interest share of non-GAAP adj	(20,026)	(0.11)	(885)	(0.00)	(849)	–	(22,352)	(0.12)	(4,922)	(0.03)
Impacting other (income)/expense:
Impairment on investments	–	–	–	–	–	–	929	–	–	–
Debt amendment fees	3,069	0.02	–	–	–	–	5,851	0.03	–	–
Pension settlement and curtailment	–	–	–	–	5,665	0.03	–	–	5,665	0.03
Remeasurement of certain deferred tax liabilities	852	–	519	–	(1,017)	(0.01)	9,360	0.05	(477)	–
Impacting income tax expense:
Net tax items	(73,267)	(0.39)	(40,666)	(0.23)	(29,513)	(0.17)	(190,151)	(1.00)	(132,107)	(0.73)
Total highlighted items	153,193	0.81	75,047	0.42	88,570	0.50	422,647	2.23	412,345	2.27
Adjusted net income	$165,662	$0.88	$122,126	$0.68	$133,077	$0.76	$514,674	$2.71	$526,085	$2.89
Weighted average ordinary shares - basic		186,548		178,106		173,726		187,133		180,147
Weighted average ordinary shares - diluted		188,829		179,337		176,248		189,616		182,041

ARRIS INTERNATIONAL PLC
PRELIMINARY SUPPLEMENTAL GAAP TO ADJUSTED SALES & GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Q4 2017	Q3 2018	Q4 2018	Dec YTD 2017	Dec YTD 2018
Sales - GAAP	$1,738,593	$1,651,248	$1,787,143	$6,614,392	$6,742,640
Adjustment to revenue related to warrants	(8,145)	-	-	-	-
Acquisition accounting impacts of deferred revenue	1,120	2,400	1,700	1,120	13,101
Adjusted Sales - Non-GAAP	$1,731,568	$1,653,648	$1,788,843	$6,615,512	$6,755,741

GAAP Gross Margin	$494,469	$465,189	$479,233	$1,666,239	$1,918,859
Acquisition accounting impacts of fair valuing inventory	7,560	-	-	8,468	16,971
Acquisition accounting impacts of deferred revenue	1,120	2,400	1,700	1,120	13,101
Stock compensation expense	3,303	3,660	3,577	13,947	14,299
Adjustment to revenue related to warrants	(8,145)	-	-	-	-
Adjusted Gross Margin - Non-GAAP	$498,307	$471,249	$484,510	$1,689,774	$1,963,230

GAAP Gross Margin - %	28.4%	28.2%	26.8%	25.2%	28.5%
Adjusted Gross Margin - Non-GAAP - %	28.8%	28.5%	27.1%	25.5%	29.1%

ARRIS INTERNATIONAL PLC
PRELIMINARY SUPPLEMENTAL OPERATING INCOME TO ADJUSTED DIRECT CONTRIBUTION RECONCILIATION
(in thousands)
(unaudited)

	Q4 2018					Year 2018
	Network & Cloud	CPE	Enterprise	Corp/ Other	Total	Network & Cloud	CPE	Enterprise	Corp/ Other	Total
Sales	$536,782	$1,099,068	$153,039	$(1,746)	$1,787,143	$2,156,577	$3,923,894	$675,352	$(13,183)	$6,742,640
Add:
Acquisition accounting impacts of deferred revenue	-	-	1,700	-	1,700	-	-	13,101	-	13,101
Adjusted sales	$536,782	$1,099,068	$154,739	$(1,746)	$1,788,843	$2,156,577	$3,923,894	$688,453	$(13,183)	$6,755,741

Operating income (loss)	$191,318	$38,775	$(14,980)	$(147,040)	$68,073	$732,529	$50,766	$(16,111)	$(588,299)	$178,885

Add:
Amortization of intangible assets	24,707	46,840	17,697	818	90,062	99,316	207,804	73,176	3,265	383,561
Impairment of goodwill and intangible assets	-	-	-	-	-	3,400	-	-	-	3,400
Gain on sale of fixed assets	-	(13,346)	-	-	(13,346)	-	(13,346)	-	-	(13,346)
Integration, acquisition, restructuring & other costs	3,955	605	2,254	6,909	13,723	13,693	25,286	7,602	8,687	55,268
Direct contribution (1)	219,980	72,874	4,971	(139,313)	158,512	848,938	270,510	64,667	(576,347)	607,768

Adjustments:
Allocated costs (2)	(27,868)	(19,099)	(6,275)	53,242	-	(114,036)	(77,993)	(22,917)	214,946	-
Stock compensation expense	8,150	5,043	4,057	4,896	22,146	32,485	21,566	14,272	16,910	85,233
Depreciation expense	6,711	6,919	1,017	3,500	18,147	27,181	28,701	10,889	16,915	83,686
Adjusted direct contribution	$206,973	$65,737	$3,770	$(77,675)	$198,805	$794,568	$242,784	$66,911	$(327,576)	$776,687

(1)	Defined as gross margin less direct operating expenses, excluding amortization of intangible assets, impairments, gain on sale of fixed assets, integration, acquisition, restructuring, and other costs.
(2)	Allocated facility costs and service provider sales and marketing costs

ARRIS INTERNATIONAL PLC
PRELIMINARY ADJUSTED EBITDA RECONCILIATION
(in millions)
(unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Year 2018
Net income (loss) as reported	$(17)	$35	$46	$44	$107
Income tax expense (benefit)	3	(10)	(16)	(2)	(24)
Interest income	(2)	(2)	(2)	(3)	(8)
Interest expense	23	24	24	25	95
Depreciation expense	23	21	22	18	84
Amortization of intangible assets	115	90	88	90	384
EBITDA	145	158	162	171	637

Adjustments
Stock-based compensation expense	19	24	20	22	85
Integration, acquisition, restructuring and other costs	14	23	5	14	55
Pension settlement and curtailment	-	-	-	6	6
Gain on disposal of fixed assets	-	-	-	(13)	(13)
Impairment on goodwill and intangible assets	3	-	-	-	3
Acquisition accounting impacts of deferred revenue	6	3	2	2	13
Acquisition accounting impacts of fair valuing inventory	17	-	-	-	17
Remeasurement of deferred taxes	4	(4)	1	(1)	(0)
Adjusted EBITDA - Non-GAAP	$208	$204	$191	$200	$803

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Reduction in Revenue Related to Warrants:    We entered into agreements with two customers for the issuance of warrants to purchase up to 14.0 million of ARRIS’s ordinary shares. Vesting of the warrants is subject to certain purchase volume commitments, and therefore the accounting guidance requires that we record any change in the fair value of warrants as a reduction in revenue. Until final vesting, changes in the fair value of the warrants will be marked to market and any adjustment recorded in revenue. We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and gross margin.

Acquisition Accounting Impacts Related to Deferred Revenue:    In connection with the accounting related to our acquisitions, business combination rules require us to account for the fair values of deferred revenue arrangements for post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues as if these purchase accounting adjustments had not been applied. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We historically have experienced high renewal rates related to our support agreements, and our objective is to increase the renewal rates on acquired post contract support agreements. However, we cannot be certain that our customers will renew their contracts.

Stock-Based Compensation Expense:    We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income (loss) measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of restricted stock units. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Acquisition Accounting Impacts Related to Inventory Valuation:    In connection with the accounting related to our acquisitions, business combinations rules require the acquired inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially, we are required to write the inventory up to the end customer price less a reasonable margin as a distributor. We have excluded the resulting adjustments in inventory and cost of goods sold as the historic and forward gross margin trends will differ as a result of the adjustments. We believe it is useful to understand the effects of this on cost of goods sold and margin.

Integration, Acquisition, Restructuring and Other Costs:    We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We incurred expenses in connection with the Pace and Ruckus Networks acquisitions, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, product line disposition and other exit costs. We believe it is useful to understand the effects of these items on our total operating expenses.

Impairment of Goodwill and Intangible Assets: We have excluded the effect of the estimated impairment of goodwill and intangible assets in calculating our non-GAAP operating expenses and net income measures. Although an impairment does not directly impact the Company’s current cash position, such expense represents the declining value of the business, technology and other intangible assets that were acquired. We exclude these impairments when significant and they are not reflective of ongoing business and operating results.

Amortization of Intangible Assets:    We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income (loss) measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Gain on Disposal of Property, Plant & Equipment:    We have excluded the effect of a gain on the sale of our manufacturing facility and certain manufacturing fixed assets in Taiwan in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).

Noncontrolling Interest share of Non-GAAP Adjustments:    The joint venture formed for the ActiveVideo acquisition is accounted for by ARRIS under the consolidation method. As a result, the consolidated Statements of Income include the revenues, expenses, and gains and losses of the noncontrolling interest. The amount of net income (loss) related to the noncontrolling interest are reported and presented separately in the consolidated Statements of Operations. We have excluded the noncontrolling share of any non- GAAP adjusted measures recorded by the venture, as we believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Impairment on Investments:    We have excluded the effect of other-than-temporary impairments and certain gains on investments in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Debt Amendment Fees:    In 2017, the Company amended its credit agreement. This debt modification allowed us to improve the terms and conditions of the credit agreement and extend the maturities of certain loan facilities. We have excluded the effect of the associated fees in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this item in our other expense (income).

Pension Settlement Charge and Curtailment:    We have excluded the effect of the deferred actuarial gains and losses remaining in accumulated other comprehensive income related to the termination of our pension benefit plans in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Remeasurement of Deferred Taxes:    The Company records foreign currency remeasurement gains and losses related to deferred tax liabilities in the United Kingdom. The foreign currency remeasurement gains and losses derived from the remeasurement of the deferred income taxes from GBP to USD. We have excluded the impact of these gains and losses in the calculation of our non-GAAP measures. We believe it is useful to understand the effects of this item on our total other expense (income).

Income Tax Expense (Benefit):    We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state and non-US valuation allowances, benefits for releases of uncertain tax positions due to settlement, change in law or statute of limitations and provision to return differences.